Exhibit 99.1

FG GROUP HOLDINGS INC.

Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

FG Group Holdings Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors

Fundamental Global Inc. (as the sole stockholder of FG Group Holdings Inc.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of FG Group Holdings Inc. (formerly, Ballantyne Strong, Inc.) (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

Emphasis of Matters

As summarized in Note 1 to the consolidated financial statements, the Company has historically conducted a large portion of its operations primarily through its Strong Entertainment operating segment. Strong Global Entertainment, Inc. become a standalone publicly traded company in May 2023 (the “Separation”). Following the Separation, the Company continues to be the majority shareholder of Strong Global Entertainment, Inc. and as a result, the financial results of Strong Global Entertainment, Inc. are presented on a consolidated basis in the consolidated financial statements.

As summarized in Note 3 to the consolidated financial statements, the board of directors of Strong Global Entertainment approved the Company’s plan to exit its content business, including Strong Studios, Inc. and Unbounded Media Corporation (collectively, the “Content Business”) and authorized management to proceed with such plan. As a result, the Content Business has been presented as discontinued operations for all periods presented in the consolidated financial statements.

As summarized in Note 18 to the consolidated financial statements, on February 29, 2024, the Company completed a merger transaction and became a wholly owned subsidiary of Fundamental Global Inc. In connection therewith, the Company filed with the SEC a certification on Form 15 requesting the deregistration of its common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s obligations under Sections 13 and 15(d) of the Exchange Act.

Our opinion is not modified with respect to these matters.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CONTINUED)

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

Critical Audit Matter Description

The Company recognizes revenue upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company may enter into contracts to sell their products and services that contain non-standard terms and conditions and multiple performance obligations. For such contracts, significant judgment may be required to determine the appropriate accounting, including the identification of all performance obligations, determination of when performance obligations are distinct and when they should be combined, allocation of the transaction price among performance obligations in the arrangement, and the timing of the transfer of control of promised products or services.

Our assessment of management’s evaluation of the appropriate accounting for revenue recognition is significant to our audit because the revenue amounts are material to the consolidated financial statements, the Company earns revenues from a variety of products and services, management’s assessment process involves significant judgment, and the application of U.S. generally accepted accounting principles in this area are complex.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company’s revenue recognition for customer contracts included the following:

●	We obtained an understanding of management’s significant accounting policies related to revenue from contracts with customers, and we evaluated such policies for compliance with U.S. generally accepted accounting principles.

●	We tested management’s identification of performance obligations and its assessment of whether or not the performance obligations are distinct.

●	We evaluated the reasonableness of management’s estimate of stand-alone selling prices for products and services and the allocation of the transaction price among the identified performance obligations.

●	We tested the mathematical accuracy of management’s calculations of revenue and the related timing of revenue recognized in the consolidated financial statements.

●	We selected a sample of revenue transactions for each of the Company’s significant revenue streams, obtained the related customer agreement and performed the following procedures for each selection:

○	Examined source documents, including master agreements, customer purchase orders, shipping documents and/or other evidence of delivery, and other documentation to corroborate the arrangement with the customer.

○	Tested management’s identification and treatment of key contract terms for compliance with the Company’s revenue recognition policies.

○	Assessed the terms in the customer arrangement and evaluated the appropriateness of management’s application of the Company’s accounting policies, including its use of estimates, in the determination of revenue recognition amounts.

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CONTINUED)

Accounting for Equity Investments

Critical Audit Matter Description

The Company’s equity investments comprise a significant portion of its total assets as of December 31, 2023, and management uses several methods of accounting to determine the appropriate accounting for each of its holdings based on management’s evaluation of current facts and circumstances. Significant judgment is required to determine if or when the Company has significant influence, or a controlling interest, with respect to an investee. Also, it is inherently difficult to assess the financial position, financial performance and valuation of entities that are privately held.

Our assessment of management’s determination of the appropriate accounting method and resulting valuations for the Company’s equity investments is significant to our audit because equity investments are material to the consolidated financial statements and management’s assessment process involves significant judgment.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company’s equity investments included the following:

●	We obtained an understanding of management’s significant accounting policies related to equity investments, and we evaluated such policies for compliance with U.S. generally accepted accounting principles.

●	We corroborated the existence of each of the Company’s equity investments and evaluated management’s determination of the appropriate accounting method for each investment (i.e., fair value, equity method, cost plus) based on current facts and circumstances.

●	We tested management’s application of the applicable accounting method to each investment, as well as management’s assessment of potential impairment to determine the accuracy of reported balances.

●	For material purchases, exchanges or disposition of equity securities, we performed the following procedures:

○	Examined source documents corroborating the transactions, including agreements, disbursement records, brokerage statements and bank statements.

○	Recalculated related gains and losses.

○	Assessed the impact of the transaction on the accounting method used by management to account for the investment.

●	For each applicable investment, we reviewed management’s consideration of the applicability of variable interest entity guidance.

HASKELL & WHITE LLP

We have served as the Company’s auditor since 2019.

Irvine, California

May 17, 2024

3

FG Group Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par values)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,644	$3,789
Accounts receivable, net	6,477	6,167
Inventories, net	4,079	3,389
Assets of discontinued operations	940	3,167
Other current assets	1,220	3,205
Total current assets	19,360	19,717
Property, plant and equipment, net	12,220	12,649
Operating lease right-of-use assets	371	310
Finance lease right-of-use assets	1,258	666
Equity holdings	28,021	37,522
Goodwill	903	882
Other assets	10	7
Total assets	$62,143	$71,753

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,667	$4,371
Accrued expenses	3,542	3,366
Short-term debt	4,732	2,510
Current portion of long-term debt	457	216
Current portion of operating lease obligations	206	116
Current portion of finance lease obligations	268	117
Deferred revenue and customer deposits	1,336	1,787
Liabilities of discontinued operations	1,392	1,805
Total current liabilities	15,600	14,288
Operating lease obligations, net of current portion	215	257
Finance lease obligations, net of current portion	1,015	550
Long-term debt, net of current portion and deferred debt issuance costs, net	5,004	5,004
Deferred income taxes	3,200	4,851
Other long-term liabilities	102	105
Total liabilities	25,136	25,055

Commitments, contingencies and concentrations (Note 16)

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 50,000 shares; issued 22,503 and 22,264 shares at December 31, 2023 and December 31, 2022, respectively; outstanding 19,709 and 19,470 shares at December 31, 2023 and December 31, 2022, respectively	225	223
Additional paid-in capital	55,856	53,882
Retained earnings	2,336	16,437
Treasury stock, 2,794 shares at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,682)	(5,258)
Total FG Group Holdings shareholders’ equity	35,149	46,698
Equity attributable to non-controlling interest	1,858	-
Total stockholders’ equity	37,007	46,698
Total liabilities and stockholders’ equity	$62,143	$71,753

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

4

FG Group Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Years Ended December 31,
	2023	2022
Net product sales	$30,776	$30,119
Net service revenues	12,552	10,204
Total net revenues	43,328	40,323
Total cost of products	22,871	22,729
Total cost of services	8,893	6,762
Total cost of revenues	31,764	29,491
Gross profit	11,564	10,832
Selling and administrative expenses:
Selling	2,216	2,252
Administrative	12,802	9,911
Total selling and administrative expenses	15,018	12,163
Gain (loss) on disposal of assets	5	(474)
Loss from operations	(3,449)	(1,805)
Other income (expense):
Interest expense, net	(690)	(340)
Foreign currency transaction (loss) gain	(402)	264
Unrealized loss on equity holdings	(6,176)	(4,468)
Other income (expense), net	3,537	(180)
Total other expense	(3,731)	(4,724)
Loss before income taxes and equity method holding loss	(7,180)	(6,529)
Income tax benefit (expense)	660	(473)
Equity method holding (loss) income	(3,261)	403
Net loss from continuing operations	(9,781)	(6,599)
Net loss from discontinued operations	(4,860)	(555)
Net loss	(14,641)	(7,154)
Net loss attributable to non-controlling interest	(564)	-
Net loss attributable to FG Group Holdings	$(14,077)	$(7,154)

Basic and diluted net loss per share:
Continuing operations	$(0.50)	$(0.34)
Discontinued operations	(0.25)	(0.03)
Total	$(0.75)	$(0.37)

Weighted-average shares used in computing net loss per share:
Basic	19,574	19,293
Diluted	19,574	19,293

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

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FG Group Holdings Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(In thousands)

	Years Ended December 31,
	2023	2022
Net loss	$(14,641)	$(7,154)
Adjustment to postretirement benefit obligation
Prior service credit	(24)	(24)
Net actuarial gain	7	5
Total adjustment to postretirement benefit obligation	(17)	(19)
Removal of unrealized gain on available-for sale securities of equity method holding	-	(121)
Currency translation adjustment:
Unrealized net change arising during year	593	(1,370)
Total other comprehensive income (loss)	576	(1,510)
Comprehensive loss	(14,065)	(8,664)
Comprehensive loss attributable to non-controlling interest	(564)	-
Comprehensive loss attributable to FG Group Holdings	$(13,501)	$(8,664)

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

6

FG Group Holdings Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2023 and 2022

($ and shares in thousands)

	Common Stock (Shares)	Common Stock ($)	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Loss	Total FG Group Holdings Stockholders’ Equity	Non- Controlling Interest	Total Stockholders’ Equity
Balance at December 31, 2021	21,286	$213	$50,807	$23,591	$(18,586)	$(3,748)	$52,277	$-	$52,277
Net loss	-	-	-	(7,154)	-	-	(7,154)	-	(7,154)
Net other comprehensive loss	-	-	-	-	-	(1,510)	(1,510)	-	(1,510)
Vesting of restricted stock	217	2	(28)	-	-	-	(26)	-	(26)
Issuance of common stock	761	8	2,342	-	-	-	2,350	-	2,350
Issuance of warrants	-	-	109	-	-	-	109	-	109
Stock-based compensation expense	-	-	652	-	-	-	652	-	652
Balance at December 31, 2022	22,264	$223	$53,882	$16,437	$(18,586)	$(5,258)	$46,698	$-	$46,698
Cumulative effect of adoption of accounting principle	-	-	-	(24)	-	-	(24)	-	(24)
Net loss	-	-	-	(14,077)	-	-	(14,077)	(564)	(14,641)
Net other comprehensive loss	-	-	-	-	-	576	576	-	576
Vesting of restricted stock	239	2	(2)	-	-	-	-	-	-
Payments of withholding taxes for net share settlement of equity awards	-	-	(147)	-	-	-	(147)	-	(147)
Issuance of SGE common stock in connection with acquisition of ICS	-	-	147	-	-	-	147	46	193
Issuance of SGE common stock in connection with acquisition of Unbounded	-	-	924	-	-	-	924	270	1,194
IPO of Strong Global Entertainment, Inc. and issuance of Landmark warrant, net of costs	-	-	1,341	-	-	-	1,341	212	1,553
Non-controlling interest allocation	-	-	(1,894)	-	-	-	(1,894)	1,894	-
Stock-based compensation expense	-	-	1,605	-	-	-	1,605	-	1,605
Balance at December 31, 2023	22,503	$225	$55,856	$2,336	$(18,586)	$(4,682)	$35,149	$1,858	$37,007

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

7

FG Group Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss from continuing operations	$(9,781)	$(6,599)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Recovery of doubtful accounts	(62)	(30)
(Benefit from) provision for obsolete inventory	(35)	49
Provision for warranty	347	303
Depreciation and amortization	1,136	1,397
Amortization and accretion of operating leases	290	195
Equity method holding loss (income)	3,261	(403)
Unrealized loss on equity holdings	6,176	4,468
Adjustment to promissory note in connection with prepayment	-	202
Loss on disposal of assets	-	474
Deferred income taxes	(1,137)	(653)
Stock-based compensation expense	1,605	652
Changes in operating assets and liabilities:
Accounts receivable	2,207	(1,614)
Inventories	39	(309)
Current income taxes	140	329
Other assets	511	2,235
Accounts payable and accrued expenses	(1,703)	(1,064)
Deferred revenue and customer deposits	(796)	(1,476)
Operating lease obligations	(294)	(193)
Net cash provided by (used in) operating activities from continuing operations	1,904	(2,037)
Net cash used in operating activities from discontinued operations	(1,748)	(1,535)
Net cash provided by (used in) operating activities	156	(3,572)

Cash flows from investing activities:
Capital expenditures	(448)	(915)
Acquisition ICS assets, net of cash acquired	58	-
Sale of equity holdings	198	498
Purchase of common shares of FG Financial Group, Inc. (Note 8)	-	(2,000)
Receipt of promissory note	-	2,300
Net cash used in investing activities from continuing operations	(192)	(117)
Net cash used in investing activities from discontinued operations	(503)	(459)
Net cash used in investing activities	(695)	(576)

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

8

FG Group Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

(In thousands)

	Years Ended December 31,
	2023	2022
Cash flows from financing activities:
Principal payments on short-term debt	(936)	(697)
Principal payments on long-term debt	(224)	(164)
Payments of withholding taxes related to net share settlement of equity awards	(135)	(27)
Proceeds from Strong Global Entertainment initial public offering	2,411	-
Borrowings under credit facility	9,604	-
Repayments under credit facility	(7,178)	-
Payments on capital lease obligations	(159)	(36)
Net cash provided by (used in) financing activities from continuing operations	3,383	(924)
Net cash used in financing activities from discontinued operations	-	-
Net cash provided by (used in) financing activities	3,383	(924)
Effect of exchange rate changes on cash and cash equivalents	11	(20)
Net increase (decrease) in cash and cash equivalents from continuing operations	5,106	(5,092)
Net decrease in cash and cash equivalents from discontinued operations	(2,251)	(1,994)
Net increase (decrease) in cash and cash equivalents	2,855	(5,092)
Cash and cash equivalents at beginning of year	3,789	8,881
Cash and cash equivalents at end of year	$6,644	$3,789

Supplemental disclosure of cash paid for:
Interest	$693	$322
Income taxes	$526	$826

Supplemental disclosure of non-cash investing and financing activities (refer to notes to consolidated financial statements for further disclosures on other non-cash investing and financing activities):
Issuance of debt, common shares, and warrants in connection with purchase of Digital Ignition building	$-	$7,609

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

9

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

1. Business Description and Basis of Presentation

Business Description

FG Group Holdings Inc. (previously Ballantyne Strong, Inc.) (“FG Group Holdings,” or the “Company”), a Nevada corporation, is a holding company. The Company’s holdings primarily consist of equity securities in public and private companies and real estate holdings in the United States and Canada.

The Company has historically conducted a large portion of its operations primarily through its Strong Entertainment operating segment. The Company completed the Separation (as defined below) and initial public offering (“IPO”) of the Strong Entertainment business on May 18, 2023. Following this transaction, Strong Global Entertainment became a separate publicly listed company, and FG Group Holdings holds approximately 76% of the Class A common shares and 100% of the Class B common shares as of December 31, 2023. As the Company continues to be the majority shareholder of Strong Global Entertainment, the financial results of Strong Global Entertainment are presented on a consolidated basis in the Company’s consolidated financial statements. The Company reports the noncontrolling interest in Strong Global Entertainment as a component of equity separate from the Company’s equity. The Company’s net loss excludes the net loss attributable to the noncontrolling interest.

Strong Global Entertainment manufactures and distributes premium large format projection screens and provides technical support services and other related products and services to the cinema exhibition industry, theme parks, schools, museums and other entertainment-related markets. Strong Entertainment also distributes and supports third party products, including digital projectors, servers, library management systems, menu boards and sound systems. As of December 31, 2023, the board of directors of Strong Global Entertainment approved a plan to exit its content business, including Strong Studios, Inc. (“Strong Studios”) and Unbounded Media Corporation (“Unbounded” and collectively with Strong Studios, the “Content Business”) and authorized management to proceed with such plan. The plan is expected to improve the Company’s focus on its core businesses, reduce general and administrative costs, and improve financial performance. See Note 3 for additional details of the shutdown of the Content Business.

Following the Separation and IPO, the operations of the Strong Entertainment operating segment are part of a newly established British Columbia corporation, Strong Global Entertainment, Inc. (“Strong Global Entertainment”). Strong Global Entertainment’s common shares are listed on the NYSE American under the ticker symbol “SGE.” In connection with the IPO, the Company and Strong Global Entertainment (and the subsidiaries of each) entered into a Master Asset Purchase Agreement, an IP Assignment Agreement, the FG Group Holdings Asset Transfer Agreement, the FG Group Holdings IP Assignment Agreement, the Joliette Plant Lease, the Share Transfer Agreements and a number of other agreements to govern the separation of the legacy Strong Entertainment business from the Company and the contribution of certain of the related business and assets to Strong Global Entertainment (the “Separation”). Under the Management Services Agreement, Strong Global Entertainment and the Company provide certain services to each other, which include information technology, legal, finance and accounting, human resources, tax, treasury, and other services, and charges a fee that is based on its actual costs and expenses for those services in the future (with mark-up, if necessary, to comply with applicable transfer pricing principles under Canadian and U.S. tax regulations).

The Company owns and operates its Digital Ignition technology incubator and co-working facility in Alpharetta, Georgia.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all majority owned and controlled domestic and foreign subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results and changes in facts and circumstances may alter such estimates and affect results of operations and financial position in future periods.

See accompanying report of independent registered public accounting firm.

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FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies

Revenue Recognition

The Company accounts for revenue using the following steps:

●	Identify the contract, or contracts, with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to the identified performance obligations; and
●	Recognize revenue when, or as, the Company satisfies the performance obligations.

The Company combines contracts with the same customer into a single contract for accounting purposes when the contracts are entered into at or near the same time and the contracts are negotiated as a single commercial package, consideration in one contract depends on the other contract, or the services are considered a single performance obligation. If an arrangement involves multiple performance obligations, the items are analyzed to determine whether they are distinct, whether the items have value on a standalone basis, and whether there is objective and reliable evidence of their standalone selling price. The total contract transaction price is allocated to the identified performance obligations based upon the relative standalone selling prices of the performance obligations. The standalone selling price is based on an observable price for services sold to other comparable customers, when available, or an estimated selling price using a cost-plus margin approach. The Company estimates the amount of total contract consideration it expects to receive for variable arrangements by determining the most likely amount it expects to earn from the arrangement based on the expected quantities of services it expects to provide and the contractual pricing based on those quantities. The Company only includes a portion of variable consideration in the transaction price when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is subsequently resolved. The Company considers the sensitivity of the estimate, its relationship and experience with the client and variable services being performed, the range of possible revenue amounts and the magnitude of the variable consideration to the overall arrangement.

As discussed in more detail below, revenue is recognized when a customer obtains control of promised goods or services under the terms of a contract and is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The Company typically does not have any material extended payment terms, as payment is due at or shortly after the time of the sale. Sales, value-added and other taxes collected concurrently with revenue producing activities are excluded from revenue.

The Company recognizes contract assets or unbilled receivables related to revenue recognized for services completed but not yet invoiced to the clients. Unbilled receivables are recorded as accounts receivable when the Company has an unconditional right to contract consideration. A contract liability is recognized as deferred revenue when the Company invoices clients, or receives cash, in advance of performing the related services under the terms of a contract. Deferred revenue is recognized as revenue when the Company has satisfied the related performance obligation.

The Company defers costs to acquire contracts, including commissions, incentives and payroll taxes, if they are incremental and recoverable costs of obtaining a customer contract with a term exceeding one year. Deferred contract costs are reported within other assets and amortized to selling expense over the contract term, which generally ranges from one to five years. The Company has elected to recognize the incremental costs of obtaining a contract with a term of less than one year as a selling expense when incurred. The Company did not have any deferred contract costs as of December 31, 2023 or December 31, 2022.

Screen system sales

The Company typically recognizes revenue on the sale of its screen systems when control of the screen is transferred to the customer, usually at time of shipment. However, revenue is recognized upon delivery for certain international shipments with longer shipping transit times because control transfers upon customer delivery. The cost of freight and shipping to the customer is recognized in cost of sales at the time of transfer of control to the customer. For contracts that are long-term in nature, the Company believes that the use of the percentage-of-completion method is appropriate as the Company has the ability to make reasonably dependable estimates of the extent of progress towards completion, contract revenues, and contract costs. Under the percentage-of-completion method, revenue is recorded based on the ratio of actual costs incurred to total estimated costs expected to be incurred related to the contract.

See accompanying report of independent registered public accounting firm.

11

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Digital equipment sales

The Company recognizes revenue on sales of digital equipment when the control of the equipment is transferred, which typically occurs at the time of shipment from the Company’s warehouse or drop-shipment from a third party. The cost of freight and shipping to the customer is recognized in cost of sales at the time of transfer of control to the customer. The Company typically records revenue for drop-shipment orders on a gross basis as the Company (i) is responsible for fulfilling the order, (ii) has inventory risk, (iii) would be the recipient of any returned items and (iv) has discretion over pricing. The cost of freight and shipping to the customer is recognized in cost of sales at the time of transfer of control to the customer.

Field maintenance and monitoring services

The Company sells service contracts that provide maintenance and monitoring services to its Strong Entertainment customers. These contracts are generally 12 months in length. Revenue related to service contracts is recognized ratably over the term of the agreement.

In addition to selling service contracts, the Company also performs discrete time and materials-based maintenance and repair work for customers. Revenue related to time and materials-based maintenance and repair work is recognized at the point in time when the performance obligation has been fully satisfied.

Installation services

The Company performs installation services for its customers and recognizes revenue upon completion of the installations.

Extended warranty sales

The Company sells extended warranties to its customers. Typically, the Company is the primary obligor, and revenue is recognized on a gross basis ratably over the term of the extended warranty.

Cash and Cash Equivalents

All short-term, highly liquid financial instruments are classified as cash equivalents in the consolidated balance sheets and statements of cash flows. Generally, these instruments have maturities of three months or less from date of purchase. As of December 31, 2023, $0.6 million of the $6.6 million in cash and cash equivalents was held by our foreign subsidiary.

Equity Holdings

The Company accounts for its equity holdings using the equity method, at cost, or at fair value depending on the facts and circumstances related to each individual holding. The Company applies the equity method of accounting to its holdings when it has significant influence, but not controlling interest, in the entity. Judgment regarding the level of influence over each equity method holding includes considering key factors such as ownership interest, representation on the board of directors, participation in policy-making decisions and material intercompany transactions. The Company’s proportionate share of the net loss resulting from its equity method holdings is reported under the line item captioned “equity method holding loss” in our consolidated statements of operations. The Company’s equity method holding is reported at cost and adjusted each period for the Company’s share of the entity’s income or loss and dividends paid, if any. The Company classifies distributions received from equity method holdings using the cumulative earnings approach on the consolidated statements of cash flows.

Changes in fair value of holdings in marketable equity securities of unconsolidated entities in which the Company is not able to exercise significant influence (“Fair Value Holdings”) are recognized on the consolidated statement of operations. Nonmarketable equity holdings in unconsolidated entities in which the Company is not able to exercise significant influence (“Cost Method Holdings”) are accounted for at the Company’s initial cost, minus any impairment (if any), plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar holding or security of the same issuer. Dividends on Fair Value Holdings and Cost Method Holdings received are recorded as income.

See accompanying report of independent registered public accounting firm.

12

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

The Company assesses its equity holdings for impairment whenever events or changes in circumstances indicate that the carrying value of an equity holding may not be recoverable. Management reviewed the underlying net assets of the Company’s equity method holding as of December 31, 2023 and 2022, and determined that the Company’s proportionate economic interest in the entity indicates that the equity holding was not impaired. There were no observable price changes in orderly transactions for an identical or similar holding or security of the Company’s Cost Method Holding during the years ended December 31, 2023 and 2022. The carrying value of our equity method, Fair Value Holdings and Cost Method Holdings is reported as “equity holdings” on the accompanying consolidated balance sheets. Note 8 contains additional information on our equity method, Fair Value Holdings and Cost Method Holdings.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company determines the allowance for expected credit losses based on several factors, including overall customer credit quality, historical write-off experience and a specific analysis that projects the ultimate collectability of the account. As such, these factors may change over time causing the allowance level and bad debt expense to be adjusted accordingly. The accounts receivable balances on the consolidated balance sheets are net of an allowance for expected credit losses of $0.2 million and $0.4 million as of December 31, 2023 and 2022, respectively. Past due accounts are written off when our efforts have been unsuccessful in collecting amounts due.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or net realizable value. Inventories include appropriate elements of material, labor and manufacturing overhead. Inventory balances are net of reserves on slow moving or obsolete inventory. The Company reviews its inventory on hand on an item-by-item basis for obsolete or slow moving inventory. The Company’s management considers various factors to estimate each item’s net realizable value including recent sales history, industry trends, customer demand, and technological developments. In instances where net realizable is deemed to be lower than cost, the Company decreases the value of that inventory to the estimated net realizable value.

Business Combinations

The Company uses the acquisition method of accounting for acquired businesses. Under the acquisition method, the financial statements reflect the operations of an acquired business starting from the completion of the acquisition. The assets acquired and liabilities assumed are recorded at their respective estimated fair values at the date of the acquisition. Any excess of the purchase price over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. Significant judgment is often required in estimating the fair value of assets acquired, particularly intangible assets. As a result, in the case of significant acquisitions, the Company normally obtains the assistance of third-party valuation specialists in estimating fair values of tangible and intangible assets. The fair value estimates are based on available historical information and on expectations and assumptions about the future, considering the perspective of marketplace participants. While management believes those expectations and assumptions are reasonable, they are inherently uncertain. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Intangible Assets

The Company’s intangible assets consist primarily of costs incurred to develop or obtain software, as well as costs incurred for upgrades and enhancements resulting in new or enhanced functionality. The Company evaluates its intangible assets for impairment when events or circumstances indicate that the carrying amount of these assets may not be recoverable. Intangible assets with definite lives are amortized over their respective estimated useful lives to their estimated residual values. Significant judgments and assumptions are required in the impairment evaluations and in estimating useful lives.

See accompanying report of independent registered public accounting firm.

13

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Goodwill

Goodwill is not amortized and is tested for impairment at least annually, or whenever events or changes in circumstances indicate the carrying amount of the asset may be impaired. The annual impairment test is performed as of December 31 each year. Significant judgment is involved in determining if an indicator of impairment has occurred. The Company may consider indicators such as deterioration in general economic conditions, adverse changes in the markets in which the reporting unit operates, increases in input costs that have negative effects on earnings and cash flows, or a trend of negative or declining cash flows over multiple periods, among others. The fair value that could be realized in an actual transaction may differ from that used to evaluate the impairment of goodwill.

The Company may first review for goodwill impairment by assessing qualitative factors to determine whether any impairment may exist. For a reporting unit in which the Company concludes, based on the qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount (or if the Company elects to skip the optional qualitative assessment), the Company is required to perform a quantitative impairment test, which includes measuring the fair value of the reporting unit and comparing it to the reporting unit’s carrying amount. If the fair value of a reporting unit exceeds its carrying value, the goodwill of the reporting unit is not impaired. If the carrying value of a reporting unit exceeds its fair value, the Company must record an impairment loss for the amount that the carrying value of the reporting unit, including goodwill, exceeds the fair value of the reporting unit.

Goodwill was recorded in connection with the acquisition of Peintures Elite, Inc. in 2013. A qualitative assessment was performed as of December 31, 2023 and 2022, and it was determined that no events had occurred that would indicate an impairment was more likely than not.

Property, Plant and Equipment

Significant expenditures for the replacement or expansion of property, plant and equipment are capitalized. Depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method. For financial reporting purposes, assets are depreciated over the estimated useful lives of 20 years for buildings and improvements, the lesser of the lease term or the estimated useful life for leasehold improvements, three to ten years for machinery and equipment, seven years for furniture and fixtures and three years for computers and accessories. The Company generally uses accelerated methods of depreciation for income tax purposes. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of property, plant and equipment is based on management’s estimates of future undiscounted cash flows and these estimates may vary due to a number of factors, some of which may be outside of management’s control. To the extent that the Company is unable to achieve management’s forecasts of future income, it may become necessary to record impairment losses for any excess of the net book value of property, plant and equipment over their fair value.

The Company incurs maintenance costs on all of its major equipment. Repair and maintenance costs are expensed as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. The Company uses an estimate of its annual effective rate at each interim period based on the facts and circumstances at the time while the actual effective rate is calculated at year-end. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing whether the deferred tax assets are realizable, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company’s uncertain tax positions are evaluated in a two-step process, whereby 1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and 2) for those tax positions that meet the more likely than not recognition threshold, the Company would recognize the largest amount of tax benefit that is greater than fifty percent likely to be realized upon ultimate settlement with the related tax authority. The Company accrues interest and penalties related to uncertain tax positions in the consolidated statements of operations as income tax expense.

See accompanying report of independent registered public accounting firm.

14

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Other Taxes

Sales taxes assessed by governmental authorities, including sales, use and excise taxes, are recorded on a net basis. Such taxes are excluded from revenues and are shown as a liability on the consolidated balance sheet until remitted to the appropriate taxing authorities.

Research and Development

Research and development related costs are charged to operations in the period incurred. Such costs amounted to $0.3 million for each of the years ended December 31, 2023 and 2022 and are included within administrative expenses on the consolidated statements of operations.

Advertising Costs

Advertising and promotional costs are expensed as incurred and amounted to approximately $0.3 million and $0.2 million for the years ended December 31, 2023 and 2022, respectively, and are included within selling expenses on the consolidated statements of operations

Fair Value of Financial and Derivative Instruments

Assets and liabilities measured at fair value are categorized into a fair value hierarchy based upon the observability of inputs to the valuation of an asset or liability as of the measurement date. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

●	Level 1 –	inputs to the valuation techniques are quoted prices in active markets for identical assets or liabilities
●	Level 2 –	inputs to the valuation techniques are other than quoted prices but are observable for the assets or liabilities, either directly or indirectly
●	Level 3 –	inputs to the valuation techniques are unobservable for the assets or liabilities

The following tables present the Company’s financial assets and liabilities measured at fair value based upon the level within the fair value hierarchy in which the fair value measurements fall, as of December 31, 2023 and 2022.

Fair values measured on a recurring basis at December 31, 2023 (in thousands):

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$6,644	$-	$-	$6,644

Fair value method holding	10,552	-	-	10,552
Total	$17,196	$-	$-	$17,196

Fair values measured on a recurring basis at December 31, 2022 (in thousands):

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$3,789	$-	$-	$3,789

Fair value method holding	16,792	-	-	16,792
Total	$20,581	$-	$-	$20,581

The carrying values of all other financial assets and liabilities, including accounts receivable, accounts payable, accrued expenses and short-term debt reported in the consolidated balance sheets equal or approximate their fair values due to the short-term nature of these instruments. Based on a combination of the cash on hand as well as quoted market prices of the securities held by FGF Holdings (as defined below), the liquidation value of the Company’s equity method holding was $4.6 million at December 31, 2023 (see Note 8).

See accompanying report of independent registered public accounting firm.

15

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

All non-financial assets that are not recognized or disclosed at fair value in the financial statements on a recurring basis, which include non-financial long-lived assets, are measured at fair value in certain circumstances (for example, when there is evidence of impairment).

Loss Per Common Share

Basic net loss per share has been computed on the basis of the weighted average number of shares of common stock outstanding. In periods when the Company reported a net loss, there were no differences between average shares used to compute basic and diluted loss per share as inclusion of stock options and restricted stock units would have been anti-dilutive in those periods.

A total of 227,452 and 136,055 common stock equivalents related to stock options and restricted stock units were excluded for the year ended December 31, 2023 and December 31, 2022, respectively, as their inclusion would be anti-dilutive, thereby decreasing the net loss per share.

In addition, options to purchase 490,000 and 489,500 shares of common stock were outstanding as of December 31, 2023 and December 31, 2022, respectively, but were not included in the computation of diluted income (loss) per share as the options’ exercise prices were greater than the average market price of the common shares for each year.

Stock Compensation Plans

The Company recognizes compensation expense for all stock-based payment awards based on estimated fair values on the date of grant. The Company uses the straight-line amortization method over the vesting period of the awards. The Company has historically issued shares upon exercise of stock options or vesting of restricted stock from new stock issuances. The Company estimates the fair value of restricted stock awards based upon the market price of the underlying common stock on the date of grant. The fair value of stock options granted is calculated using the Black-Scholes option pricing model. No stock-based compensation cost was capitalized as a part of inventory in 2023 and 2022.

Post-Retirement Benefits

The Company recognizes the overfunded or underfunded position of a defined benefit postretirement plan as an asset or liability in the consolidated balance sheet, measures the plan’s assets and its obligations that determine its funded status as of each consolidated balance sheet date and recognizes the changes in the funded status through comprehensive loss in the year in which the changes occur.

Foreign Currency Translation

For the Company’s foreign subsidiary, the environment in which the business conducts operations is considered the functional currency, generally the local currency. The assets and liabilities of the foreign subsidiary are translated into the United States dollar at the foreign exchange rates in effect at the end of the period. Revenue and expenses of the Company’s foreign subsidiary are translated using an average of the foreign exchange rates in effect during the period. Translation adjustments are not included in determining net earnings but are presented in comprehensive loss within the consolidated statements of comprehensive loss. Transaction gains and losses that arise from foreign exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the consolidated statements of operations as incurred. If the Company disposes of its holding in a foreign entity, any gain or loss on currency translation balance recorded in accumulated other comprehensive loss would be recognized as part of the gain or loss on disposition.

See accompanying report of independent registered public accounting firm.

16

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Warranty Reserves

In most instances, digital products are covered by the manufacturing firm’s warranty; however, for certain customers, the Company may grant warranties in excess of the manufacturer’s warranty. In addition, the Company provides warranty coverage on screens it manufactures. The Company accrues for these costs at the time of sale. The following table summarizes warranty activity for the years ended December 31 (in thousands):

	2023	2022
Warranty accrual at beginning of year	$309	$136
Charged to expense	347	299
Claims paid, net of recoveries	(192)	(117)
Foreign currency adjustment	11	(9)
Warranty accrual at end of year	$475	$309

Contingencies

The Company accrues for contingencies when its assessments indicate that it is probable that a liability has been incurred and an amount can be reasonably estimated. The Company’s estimates are based on currently available facts and its estimates of the ultimate outcome or resolution. Actual results may differ from the Company’s estimates, resulting in an impact, positive or negative, on earnings.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This ASU requires the measurement of all expected credit losses for financial assets, including trade receivables, held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The Company adopted this ASU effective January 1, 2023. Upon adoption the Company recorded a cumulative effect adjustment decreasing net parent investment by $24,000.

In October 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires companies to enhance the disclosures about segment expenses. The new standard requires the disclosure of the Company’s Chief Operating Decision Maker (“CODM”), expanded incremental line-item disclosures of significant segment expenses used by the CODM for decision-making, and the inclusion of previous annual only segment disclosure requirements on a quarterly basis. This ASU should be applied retrospectively for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Taxes Disclosures, which requires greater disaggregation of income tax disclosures. The new standard requires additional information to be disclosed with respect to the income tax rate reconciliation and income taxes paid disaggregated by jurisdiction. This ASU should be applied prospectively for fiscal years beginning after December 15, 2024, with retrospective application permitted. The Company is currently evaluating the impacts of this guidance on the Company’s consolidated financial statements.

See accompanying report of independent registered public accounting firm.

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FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

In March 2024, the FASB issued ASU 2024-02 “Codification Improvements – Amendments to Remove References to the Concepts Statements.” The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early application of the amendments in this update is permitted for all entities, for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

3. Discontinued Operations

In March 2022, Strong Studios acquired, from Landmark Studio Group LLC (“Landmark”), the rights to original feature films and television series, and was assigned third party rights to content for global multiplatform distribution. The transaction entailed the acquisition of certain projects which are in varying stages of development. During the second quarter of 2022, Safehaven 2022, Inc. (“Safehaven 2022”) was established to manage the production and financing of the Safehaven television series, one of the in-process projects acquired from Landmark.

In September 2023, the Company acquired all of the outstanding capital stock of Unbounded, an independent media and creative production company. In connection with the acquisition of Unbounded, the Company issued 0.6 million Class A Voting Common Shares. Unbounded developed, created and produced film, advertising, and branded content for a broad range of clients. The Company expected Unbounded, in partnership with Strong Studios, would also further develop its original IP portfolio, under its Fieldhouse Entertainment division, which included feature films employing Strong Studios’ long form production expertise and industry network.

As of December 31, 2023, the board of directors of Strong Global Entertainment approved the Company’s plan to exit its content business, including Strong Studios and Unbounded and authorized management to proceed with such plan. The plan is expected to improve the Company’s focus on its core businesses, reduce general and administrative costs, and improve financial performance. The Company may receive proceeds from the disposition of certain parts of the business and could recover development costs incurred in certain of the Strong Studios projects in the future; however, any recovery is highly speculative, and management is not able to estimate the amount, timing or likelihood of recoveries. These estimates may change based on the ultimate disposition of the operations and potential recoveries.

The Company evaluated the classification of the content business as a discontinued operation as of December 31, 2023. The content business included employees and operations that were dedicated solely to that portion of the overall business. In addition, the Company’s accounting system and bank accounts were set up in a manner that allowed for the cash flows to be clearly distinguished from the rest of the entity. The Company determined its content business is a component of an entity and represented a discontinued operation effective December 31, 2023. As noted above, management began implementing the exit plan in late December 2023. All employees of the content business were notified of the Company’s plans to exit the business in December 2023 and management immediately began working to implement the exit plan.

In connection with the plan to exit the content business, the Company shut down the acquired Unbounded operations effective December 31, 2023.

The Company also entered into a letter of intent during December 2023 and executed a Stock Purchase Agreement effective January 1, 2024 for the sale of the majority of the Strong Studios operations. As a result, the Company has classified the assets and liabilities to reflected as discontinued operations as of December 31, 2023.

Pursuant to the Stock Purchase Agreement, the Company transferred the Strong Studios legal entity and all assets and liabilities related to Strong Studios, except the assets and liabilities related to Safehaven. The Stock Purchase Agreement included a sales price of $0.6 million in cash, to be paid in installments, and assumption of all liabilities except for Safehaven. In addition to the $0.6 million purchase price, the Company could recoup its investments in the underlying projects in the future if the projects are profitably commercialized. The first installment payment was due in February 2024, but the payment has not been received from the purchaser, and the Company is uncertain if the cash purchase price will ultimately be received. As a result, the Company has adjusted the carrying value of the net assets related to Strong Studios to $0, which resulted in a loss on disposal of $0.6 million.

As a result of the shutdown of Unbounded and the sale of all outstanding shares of Strong Studios, the Company recorded a loss on disposal of discontinued operations of $2.3 million during 2023.

See accompanying report of independent registered public accounting firm.

18

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

The Safehaven series, a fully complete and readily marketable project under Strong Studios, was not transferred as part of the sale. The Safehaven series was completed in mid-2023, and the Company and the other investors in the series began marketing the project for sale during the second half of 2023. Currently, the parties are involved in a dispute relating to the financial management of the project. The Company is working to resolve the dispute and management’s intent is to fully exit the project in 2024. As a result of the ongoing dispute and the impact on the Company’s ability to predict any future revenue participation from the sale/license of the series, the carrying value of the assets and liabilities has been adjusted to $0. The write down of the Safehaven film and TV programming rights intangible asset was recorded within cost of revenues.

The major classes of assets and liabilities included as part of discontinued operations are as follows (in thousands):

	December 31, 2023	December 31, 2022
Accounts receivable, net	$27	$-
Other current assets	7	1,666
Film & TV programming rights	906	1,501
Total assets of discontinued operations	$940	$3,167

Accounts payable and accrued expenses	$1,321	$1,805
Long-term debt, net of current portion	71	-
Total liabilities of discontinued operations	$1,392	$1,805

The major line items constituting the net loss from discontinued operations are as follows (in thousands):

	Year Ended
	December 31, 2023	December 31, 2022
Net revenues	$6,385	$914
Cost of revenues	7,772	830
Gross profit	(1,387)	84
Selling and administrative expenses	1,203	639
Loss on disposal of assets	2,268	-
Loss from operations	(4,858)	(555)
Other expense	(2)	-
Loss from discontinued operations	(4,860)	(555)
Income tax expense	-	-
Net loss from discontinued operations	$(4,860)	$(555)

4. Acquisition of the Assets of Innovative Cinema Solutions

On November 3, 2023, Strong Technical Services, Inc. (“STS”) entered into an asset purchase agreement with Innovative Cinema Solutions, LLC (“ICS”), a full-service provider of technical services and solutions to national cinema chains. The operations of ICS are being integrated into the existing operations of STS. The purchase price included $0.2 million in cash, $0.2 million worth of Common Shares of SGE, and the issuance of a $0.5 million promissory note by STS.

See accompanying report of independent registered public accounting firm.

19

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

The following table summarizes the fair values assigned to the net assets acquired and the liabilities assumed as part of the acquisition of ICS (in thousands):

Cash	$160
Accounts receivable	2,435
Inventory	638
Property, plant and equipment	7
Operating lease right-of-use asset	183
Other current assets	12
Total identifiable assets acquired	3,435

Accounts payable and accrued expenses	1,337
Promissory note	465
Operating lease obligation	183
Total liabilities assumed	1,985

Net assets acquired	$1,450

The value of the net assets acquired exceeded the purchase price by approximately $1.0 million. As a result, the Company recorded a gain on the bargain purchase during the year ended December 31, 2023, which is recorded within other income (expense), net on the consolidated statement of operations.

As stated in ASC 805, Business Combinations, the acquirer in a business combination has a period of time, referred to as the measurement period, to finalize the accounting for a business combination. The measurement period provides companies with a reasonable period of time to determine the value of identifiable tangible and intangible assets acquired, liabilities assumed, and the consideration transferred for the acquiree. The measurement period ends when the acquirer receives all necessary information about the facts and circumstances that existed as of the acquisition date for the provisional amounts (or otherwise learns that more information is not obtainable); however, the measurement period cannot exceed one year from the acquisition date. The Company is in the process of finalizing the acquisition purchase price and valuations of certain intangible assets; thus, the provisional measurements of intangible assets are subject to change.

Pro forma results of operations for this acquisition have not been presented because the effects on net revenues and net (loss) income were not material to the Company’s historical consolidated financial statements.

5. Revenue

The following tables disaggregate the Company’s revenue by major source for the years ended December 31, 2023 and December 31, 2022 (in thousands):

	Year Ended December 31, 2023			Year Ended December 31, 2022
	Strong Entertainment	Other	Total	Strong Entertainment	Other	Total
Screen system sales	$14,925	$-	$14,925	$13,923	$-	$13,923
Digital equipment sales	12,937	-	12,937	13,245	-	13,245
Extended warranty sales	182	-	182	347	-	347
Other product sales	2,732	-	2,732	2,604	-	2,604
Total product sales	30,776	-	30,776	30,119	-	30,119
Field maintenance and monitoring services	7,808	-	7,808	6,797	-	6,797
Installation services	3,508	-	3,508	1,889	-	1,889
Other service revenues	524	712	1,236	148	1,370	1,518
Total service revenues	11,840	712	12,552	8,834	1,370	10,204
Total	$42,616	$712	$43,328	$38,953	$1,370	$40,323

See accompanying report of independent registered public accounting firm.

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FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

The following tables disaggregate the Company’s revenue by the timing of transfer of goods or services to the customer for the years ended December 31, 2023 and December 31, 2022 (in thousands):

	Year Ended December 31, 2022			Year Ended December 31, 2021
	Strong Entertainment	Other	Total	Strong Entertainment	Other	Total
Point in time	$36,441	$66	$36,507	$33,599	$139	$33,738
Over time	6,175	646	6,821	5,354	1,231	6,585
Total	$42,616	$712	$43,328	$38,953	$1,370	$40,323

At December 31, 2023, the unearned revenue amount associated with maintenance and monitoring services and extended warranty sales in which the Company is the primary obligor was $0.8 million. The Company expects to recognize $0.8 million of unearned revenue amounts during 2024 and immaterial amounts during 2025-2026. The amount expected to be recorded during 2024 includes $0.2 million related to long-term projects that the Company’s uses the percentage-of- completion method to recognize revenue.

6. Inventories

	December 31, 2023	December 31, 2022
Raw materials and components	$2,021	$1,826
Work in process	443	279
Finished goods	1,615	1,284
	$4,079	$3,389

The inventory balances are net of reserves of approximately $0.4 million and $0.5 million as of December 31, 2023 and December 31, 2022, respectively. The inventory reserves primarily related to the Company’s finished goods inventory.

The following table details a roll-forward of the inventory reserve during 2023 (in thousands):

Inventory reserve balance at December 31, 2022	$486
Inventory write-offs during 2023	(67)
Benefit from inventory reserve during 2023	(35)
Inventory reserve balance at December 31, 2023	$384

7. Property, Plant and Equipment

Property, plant and equipment include the following (in thousands):

	December 31, 2023	December 31, 2022
Land	$2,342	$2,341
Buildings and improvements	9,484	12,756
Machinery and other equipment	5,182	4,786
Office furniture and fixtures	1,016	860
Construction in progress	-	11
Total properties, cost	18,024	20,754
Less: accumulated depreciation	(5,804)	(8,105)
Property, plant and equipment, net	$12,220	$12,649

Depreciation expense approximated $0.9 million and $1.3 million for the years ended December 31, 2023 and December 31, 2022, respectively.

See accompanying report of independent registered public accounting firm.

21

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

8. Equity Holdings

The following summarizes our equity holdings (dollars in thousands):

	December 31, 2023		December 31, 2022
	Carrying Amount	Economic Interest	Carrying Amount	Economic Interest
Equity Method Holding
FG Financial Holdings, LLC	$4,571	45.1%	$7,832	47.2%

Fair Value Method Holding
GreenFirst Forest Products Inc.	10,552	8.3%	16,792	8.4%

Cost Method Holding
Firefly Systems, Inc.	12,898	not available	12,898	not available
Total Equity Holdings	$28,021		$37,522

The following summarizes the (loss) income of equity method holdings reflected in the consolidated statements of operations (in thousands):

	Year Ended December 31,
	2023	2022
Entity
FG Financial Group, Inc.	$-	$(2,578)
FG Financial Holdings, LLC	(3,261)	2,981
Total	$(3,261)	$403

Equity Method Holding

FG Financial Holdings, LLC (“FGF Holdings”) is a limited liability company formed under the Delaware Limited Liability Company Act. The Company is a member of FGF Holdings and contributed its 2.9 million shares of FG Financial Group, Inc. (“FGF”) common stock to FGF Holdings on September 12, 2022. FGF is a publicly-traded reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to special purpose acquisition companies (each, a “SPAC”) and SPAC sponsor-related businesses.

In consideration of its contribution to FGF Holdings, the Company was issued Series B Common Interests of FGF Holdings and 50% of the voting power over FGF Holdings. The members of FGF Holdings agreed that the powers of FGF Holdings shall be exercised by, or under the authority of, its managers. FGF Holdings has two managers, one of which was appointed by the Company. The Company designated its Chairman, D. Kyle Cerminara, to serve as a manager of FGF Holdings. The managers of FGF Holdings, acting unanimously, have the right, power and authority on behalf of FGF Holdings and in its name to execute documents or other instruments and exercise all of the rights, power and authority of FGF Holdings. Allocations of profits and losses and distributions of cash are made in accordance with the terms of the FGF Holdings operating agreement.

The Company has the ability to significantly influence FGF Holdings through its 50% voting power but does not maintain a controlling interest. Based on quoted closing stock of the securities held by FGF Holdings, as well as the liabilities and cash balance on hand, the liquidation value of the Company’s LLC interest in FGF Holdings was approximately $4.5 million as of December 31, 2023.

The Company recorded an equity method loss related to FGF Holdings of $3.3 million and equity method income of $3.0 million during the year ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company’s retained earnings included an accumulated deficit from its equity method holding of approximately $9.3 million and $6.0 million, respectively.

See accompanying report of independent registered public accounting firm.

22

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Fair Value Method Holding

GreenFirst Forest Products Inc. (“GreenFirst”) is a publicly-traded Canadian company focused on environmentally sustainable forest management and lumber production. In April 2021, GreenFirst announced that it had entered into an asset purchase agreement pursuant to which it would acquire a portfolio of forest and paper product assets (the “GreenFirst Acquisition”). The Company’s Chairman, Mr. Cerminara, served as a member of the board of directors of GreenFirst from June 2016 to October 2021, and was also appointed Chairman of GreenFirst from June 2018 to June 2021. Prior to the closing of the GreenFirst Acquisition, the Company held a 20.7% ownership position in GreenFirst. The Company’s 20.7% ownership of GreenFirst, combined with Mr. Cerminara’s board seat, provided the Company with significant influence over GreenFirst, but not a controlling interest. Accordingly, the Company applied the equity method of accounting to its equity holding in GreenFirst. Following the GreenFirst Acquisition and GreenFirst’s issuance of additional common shares, the Company’s ownership percentage decreased to 8.6%. As a result, the Company is no longer able to exercise significant influence over GreenFirst and the equity holding in GreenFirst no longer qualified for equity method accounting. As a result of applying the fair value method of accounting, the Company recorded an unrealized loss on equity holding of approximately $6.2 million and $4.5 million during the year ended December 31, 2023 and December 31, 2022, respectively. The Company did not receive dividends from GreenFirst during the years December 31, 2023 or December 31, 2022. Based on quoted closing stock price, the fair value of the Company’s ownership in GreenFirst was $10.6 million as of December 31, 2023 and $16.8 million as of December 31, 2022.

Cost Method Holding

Firefly Systems, Inc. (“Firefly”) is a private company which operates a media network and digital advertising solutions on taxi and rideshare vehicles. The Company holds approximately 1.1 million and 0.6 million Firefly Series B-1 and Firefly Series B-2 preferred shares, respectively, which were acquired in connection with the transactions with Firefly in May 2019 and August 2020. In addition, the Company holds an additional 0.7 million Firefly Series B-2 preferred shares, which were acquired in August 2020 pursuant to a stock purchase agreement with Firefly. The Company and its affiliated entities have designated Kyle Cerminara, Chairman of the Company’s board of directors and a principal of the Company’s largest shareholder, to Firefly’s board of directors.

9. Goodwill

All of the Company’s goodwill is related to the Strong Entertainment segment. The following represents a summary of changes in the Company’s carrying amount of goodwill (in thousands):

Balance as of December 31, 2022	$882
Foreign currency translation adjustment	21
Balance as of December 31, 2023	$903

10. Accrued Expenses

The major components of current accrued expenses are as follows (in thousands):

	December 31, 2023	December 31, 2022
Employee-related	$1,466	$1,399
Legal and professional fees	521	822
Warranty obligation	475	309
Interest and taxes	736	653
Post-retirement benefit obligation	18	15
Other	326	168
Total	$3,542	$3,366

See accompanying report of independent registered public accounting firm.

23

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

11. Income Taxes

(Loss) income from continuing operations before income taxes consists of (in thousands):

	Years Ended December 31,
	2023	2022
United States	$(7,272)	$(7,401)
Foreign	(3,169)	1,275
Total	$(10,441)	$(6,126)

Income tax (benefit) expense from continuing operations consists of (in thousands):

	Years Ended December 31,
	2023	2022
Federal:
Current	$115	$-
Deferred	-	-
Total	-	-
State:
Current	160	22
Deferred	-	-
Total	-	-
Foreign:
Current	757	1,173
Deferred	(1,692)	(722)
Total	(935)	451
Total	$(660)	$473

Income tax (benefit) expense from continuing operations differed from the amounts computed by applying the U.S. Federal income tax rate to pretax loss from continuing operations as follows (in thousands):

	Years Ended December 31,
	2023	2022
Expected federal income tax expense (benefit)	$(2,194)	$(1,403)
State income taxes, net of federal benefit	771	(662)
Foreign tax rate differential	285	71
Change in state tax rate	536	(303)
Change in valuation allowance	(1,813)	2,568
GILTI inclusion	(161)	-
Return to provision	(383)	61
Foreign dividend inclusion	-	69
Deferred tax adjustments	2,951	15
Other	(652)	57
Total	$(660)	$473

See accompanying report of independent registered public accounting firm.

24

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Deferred tax assets and liabilities were comprised of the following (in thousands):

	December 31, 2023	December 31, 2022
Deferred tax assets:
Deferred revenue	$142	$110
Non-deductible accruals	224	79
Inventory reserves	102	124
Stock compensation expense	620	587
Warranty reserves	115	81
Uncollectible receivable reserves	40	68
Net operating losses	2,890	5,888
Tax credits	1,699	1,699
Disallowed interest expense	1,697	1,460
Equity in income of equity method holdings	2,154	13
Depreciation and amortization	1,863	-
Other	127	162
Total deferred tax assets	11,673	10,271
Valuation allowance	(11,535)	(11,645)
Net deferred tax assets after valuation allowance	138	(1,374)
Deferred tax liabilities:
Depreciation and amortization	567	544
Cash repatriation	2,771	2,933
Total deferred tax liabilities	3,338	3,477
Net deferred tax liability	$(3,200)	$(4,851)

The tax expense/benefit for the Content Business have been allocated to discontinued operations.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. The Company considers the scheduled reversal of taxable temporary differences, projected future taxable income and tax planning strategies in making this assessment. A cumulative loss in a particular jurisdiction in recent years is a significant piece of evidence with respect to the realizability that is difficult to overcome. Based on the available objective evidence including recent updates to the taxing jurisdictions generating income, the Company concluded that a valuation allowance of $11.5 million and $11.6 million should be recorded against the Company’s U.S. tax jurisdiction deferred tax assets as of December 31, 2023 and 2022, respectively. The overall change in valuation allowance was a reduction of $0.1 million; however some changes in valuation allowance were allocated to discontinued operations. The effective tax rate above relates only to continuing operations.

The Company recorded a deferred tax liability related to withholding tax on the repatriation of earnings from its Canadian subsidiary of $2.8 million and $2.9 million as of December 31, 2023 and December 31, 2022, respectively.

A provision of Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) was the implementation of the Global Intangible-Low Taxed Income Tax, or “GILTI.” The Company has elected to account for the impact of GILTI in the period in which the tax actually applies to the Company. During the year ended December 31, 2023, the Company did not incur any additional taxable income as a result of this provision. The Company is electing the GILTI High Tax Exclusion.

The Tax Code requires U.S. shareholders to include its share of its controlled foreign corporation’s income from dividends, interest, rents, and various other types of income, called Subpart F Income. During the year ended December 31, 2023, the Company incurred $0.9 million of Subpart F Income as additional taxable income in this provision.

See accompanying report of independent registered public accounting firm.

25

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

As a result of the Separation and IPO, the Company recognized an $11.1 million gain under Section 367 of the Internal Revenue Code (the “Code”) for the year ended December 31, 2023. No deferred tax asset was established as a result of the gain recognition. The gain is fully offset by net operating loss carryforwards, which are discussed below.

The Company’s gross net operating loss carryforwards for Federal tax purposes total approximately $8.8 million and $19.7 million at December 31, 2023 and 2022 respectively, expiring at various times in 2033 through 2037 for Federal losses generated through December 31, 2017. The Company was in a taxable income position for the year ended December 31, 2023 and utilized carryforwards available. This resulted in an overall decrease to the deferred tax asset related to the net operating loss carryforwards. Approximately $0.9M of net operating losses remaining are able to fully offset future taxable income; the remaining carryforward as of December 31, 2023 is subject to the 80% limitation enacted by the 2017 Tax Act.

Also as a result of the 2017 Tax Act, all Federal net operating losses that are generated beginning January 1, 2018 and beyond will carryforward indefinitely. The Company has foreign tax credit carryforwards of approximately $1.7 million at December 31, 2023 that expire in 2024. Utilization of these losses may be limited in the event certain changes in ownership occur.

In March 2020, The Coronavirus Aid, Relief, and Economic Security Act was enacted and made significant changes to Federal tax laws, including certain changes that were retroactive to the 2019 tax year. Changes in tax laws are accounted for in the period of enactment and the retroactive effects are recognized in these financial statements. There were no material income tax consequences of this enacted legislation on the reporting period of these financial statements.

The Company is subject to possible examinations not yet initiated for Federal purposes for the fiscal years 2020, 2021 and 2022. In most cases, the Company has examinations open for state or local jurisdictions based on the particular jurisdiction’s statute of limitations.

Estimated amounts related to underpayment of income taxes, including interest and penalties, are classified as a component of income tax expense in the consolidated statements of operations and were not material for the years ended December 31, 2023 and 2022. Amounts accrued for estimated underpayment of income taxes were zero as of December 31, 2023 and 2022.

12. Debt

The Company’s short-term and long-term debt consist of the following (in thousands):

	December 31, 2023	December 31, 2022
Short-term debt:
Strong/MDI 20-year installment loan	$2,227	$2,289
Strong/MDI 5-year equipment loan	-	221
Strong/MDI revolving credit facility	2,438	-
Insurance note payable	83	-
Total short-term debt	4,748	2,510
Less: deferred debt issuance costs, net	(16)	-
Total short-term debt, net of issuance costs	$4,732	$2,510

Long-term debt:
Tenant improvement loan	$126	$162
ICS promissory note	446	-
Digital Ignition building loan	4,925	5,105
Total long-term debt	$5,497	$5,267
Less: current portion	(457)	(216)
Less: deferred debt issuance costs, net	(36)	(47)
Long-term debt, net of current portion and deferred debt issuance costs, net	$5,004	$5,004

See accompanying report of independent registered public accounting firm.

26

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Strong/MDI Installment Loans

On September 5, 2017, the Company’s Canadian subsidiary, Strong/MDI, entered into a demand credit agreement, as amended and restated May 15, 2018, with Canadian Imperial Bank of Commerce (“CIBC”) consisting of a revolving line of credit for up to CAD$3.5 million, subject to a borrowing base requirement, a 20-year installment loan for up to CAD$6.0 million and a 5-year installment loan for up to CAD$0.5 million. On June 7, 2021, Strong/MDI entered into a demand credit agreement (the “2021 Credit Agreement”), which amended and restated the demand credit agreement dated as of September 5, 2017. The 2021 credit agreement consisted of a revolving line of credit for up to CAD$2.0 million subject to a borrowing base requirement, a 20-year installment loan for up to CAD$5.1 million and a 5-year installment loan for up to CAD$0.5 million. Amounts outstanding under the line of credit are payable on demand and bear interest at the prime rate established by CIBC. Amounts outstanding under the installment loans bear interest at CIBC’s prime rate plus 0.5% and are payable in monthly installments, including interest, over their respective borrowing periods. CIBC may also demand repayment of the installment loans at any time. The Strong/MDI credit facilities are secured by a lien on Strong/MDI’s Quebec, Canada facility and substantially all of Strong/MDI’s assets. The 2021 Credit Agreement required Strong/MDI to maintain a ratio of liabilities to “effective equity” (tangible stockholders’ equity, less amounts receivable from affiliates and equity method holdings) not exceeding 2.5 to 1, a current ratio (excluding amounts due from related parties) of at least 1.3 to 1 and minimum “effective equity” of CAD$4.0 million.

In January 2023, Strong/MDI and CIBC entered into a demand credit agreement (the “2023 Credit Agreement”), which amended and restated the 2021 Credit Agreement. The 2023 Credit Agreement consists of a revolving line of credit for up to CAD$5.0 million and a 20-year installment loan for up to CAD$3.1 million. Under the 2023 Credit Agreement: (i) the amount outstanding under the line of credit is payable on demand and bears interest at the lender’s prime rate plus 1.0% and (ii) the amount outstanding under the installment loan bears interest at the lender’s prime rate plus 0.5% and is payable in monthly installments, including interest, over their respective borrowing periods. The lender may also demand repayment of the installment loan at any time. The 2023 Credit Agreement is secured by a lien on Strong/MDI’s Quebec, Canada facility and substantially all of Strong/MDI’s assets. The 2023 Credit Agreement requires Strong/MDI to maintain a ratio of liabilities to “effective equity” (tangible stockholders’ equity, less amounts receivable from affiliates and equity holdings) not exceeding 2.5 to 1 and a fixed charge coverage ratio of not less than 1.1 times earnings before interest, income taxes, depreciation and amortization. The 5-year installment note was paid in full in connection with entering into the 2023 Credit Agreement. In connection with the IPO, the 20-year installment note did not transfer to the Company. Strong/MDI was in compliance with its debt covenants as of December 31, 2023. In May 2023, Strong/MDI and CIBC entered into an amendment to the 2023 Credit Agreement which reduced the amount available under the revolving line of credit to CAD$3.4 million, and CIBC provided an undertaking to Strong/MDI to a release of CIBC’s security interest in certain assets to be transferred to a subsidiary in connection with transactions related to the IPO. As of December 31, 2023, there was CAD$3.2 million, or approximately $2.4 million, of principal outstanding on the revolving credit facility, which bears variable interest at 8.2%.

On January 19, 2024, the Company entered into a new demand credit agreement with CIBC. The agreement consists of a demand operating credit and a business credit card facility. Under the demand operating credit, with certain conditions, the credit limit is the lesser of (a) CAD$6.0 million or (b) the sum of (i) 80% of Receivable Value, which includes all North American accounts receivable of Strong/MDI and STS (collectively, the “Subsidiaries”), and (ii) 50% of Inventory Value, but in no event may the amount in this clause (ii) exceed $1.5 million, minus (iii) all Priority Claims.

Tenant Improvement Loan

During the fourth quarter of 2021, the Company entered into a lease for a combined office and warehouse in Omaha, Nebraska. The Company incurred total costs of approximately $0.4 million to complete the build-out of the new combined office and warehouse facility. The landlord has agreed to fund approximately 50% of the build-out costs, and the Company is required to repay the portion funded by the landlord in equal monthly installments through the end of the initial lease term in February 2027. Through the end of 2021, the Company incurred approximately $0.2 million of total costs to build out the facility, of which approximately $0.1 million was funded by the landlord. The Company completed the build-out during the first quarter of 2022 and incurred an additional $0.2 million of total costs to complete the build-out, of which approximately $0.1 million was funded by the landlord.

See accompanying report of independent registered public accounting firm.

27

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Digital Ignition Building Loan

In January 2022, the Company purchased a parcel of land with buildings and improvements in Alpharetta, Georgia. In connection with the purchase of the land and building, the Company entered into a Commercial Loan Agreement (the “Loan Agreement”) with Community First Bank (the “Lender”), dated February 1, 2022. Pursuant to the Loan Agreement, the Lender agreed to lend the Company approximately $5.3 million (the “Loan Amount”), and the Borrower agreed to repay the Loan Amount pursuant to the terms of a promissory note (the “Note”).

The term of the Loan Agreement runs from February 1, 2022, until the Loan Amount is repaid in full by the Company or the Loan Agreement is terminated pursuant to its terms or by agreement between the Company and the Lender. The terms of the Note include (i) a fixed interest rate of 4%, (ii) maturity date of February 1, 2027, (iii) monthly payments of approximately $32 thousand beginning on March 1, 2022, and continuing on the first of each month until the maturity date or until the Note has been paid in full, (iv) a default interest of 8% in the event of a default pursuant to the terms of the Note, and (v) prepayment penalties of (a) 3% of all excess payments during the first two years of the term of the Note, (b) 2% of all excess payments during the third and fourth years of the term of the Note, and (c) 1% of all excess payments made during the fifth year of the term of the Note.

The Note includes standard events of default and references defaults under the Loan Agreement and the Deed to Secure Debt as events of default under the Note. The Company has a right to cure any curable events of default.

Contractual Principal Payments

Contractual required principal payments on the Company’s long-term debt at December 31, 2023 are as follows (in thousands):

	Tenant Improvement Loan	ICS Promissory Note	Digital Ignition Building Loan	Total
2024	$37	$233	$187	$457
2025	40	213	195	448
2026	42	-	203	245
2027	7	-	4,340	4,347
2028	-	-	-	-
Thereafter	-	-	-	-
Total	$126	$446	$4,925	$5,497

13. Stock Compensation

The Company recognizes compensation expense for all stock-based payment awards based on estimated grant date fair values. Stock-based compensation expense included in total selling and administrative expenses approximated $1.6 million and $0.7 million for the years ended December 31, 2023 and December 31, 2022, respectively.

The Company’s 2017 Omnibus Equity Compensation Plan (“2017 Plan”) was approved by the Company’s stockholders and provides the Compensation Committee of the Board of Directors with the discretion to grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units and other stock- based awards and cash-based awards. Vesting terms vary with each grant and may be subject to vesting upon a “change in control” of the Company. On December 17, 2019, the Company’s stockholders approved the amendment and restatement of the 2017 Plan to (i) increase the number of shares of the Company’s common stock authorized for issuance under the 2017 Plan by 1,975,000 shares and (ii) extend the expiration date of the 2017 Plan by approximately two years, until October 27, 2029. As of December 31, 2023, 1,826,372 shares were available for issuance under the amended and restated 2017 Plan.

See accompanying report of independent registered public accounting firm.

28

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Stock Options

The following table summarizes stock option activity for 2023:

	Number of Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2022	639,500	$3.72	5.6	$127
Granted	107,500	1.96
Exercised	-
Forfeited	(18,000)	1.99
Expired	(144,000)	4.79
Outstanding at December 31, 2023	585,000	$3.19	5.6	$-
Exercisable at December 31, 2023	415,500	$3.66	4.6	$-

The aggregate intrinsic value in the table above represents the total that would have been received by the option holders if all in-the-money options had been exercised and sold on the date indicated.

The Company did not grant stock options during the year ended December 31, 2022 and granted a total of 107,500 options during the year ended December 31, 2023. Options to purchase shares of common stock were granted with exercise prices equal to the fair value of the common stock on the date of the grant. The weighted average grant date fair value of stock options granted during the year ended December 31, 2023 was $1.96. The fair value of each stock option granted is estimated on the date of grant using a Black-Scholes valuation model with the following weighted average assumptions:

Expected dividend yield at date of grant	0.00%
Risk-free interest rate	3.52%
Expected stock price volatility	68.2%
Expected life of options (in years)	5.0

As of December 31, 2023, 169,500 stock option awards were non-vested. Unrecognized compensation costs related to all stock options outstanding amounted to $0.1 million at December 31, 2023, which is expected to be recognized over a weighted-average period of 1.9 years.

Restricted Stock Units

The following table summarizes restricted stock unit activity for 2023:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2022	206,934	$2.06
Granted	541,039	1.95
Shares vested	(256,934)	2.04
Shares forfeited	(40,000)	1.96
Non-vested at December 31, 2023	451,039	$1.96

The Company awarded a total of 541,039 and 120,829 restricted stock units during the years ended December 31, 2023 and 2022, respectively. The Company estimates the fair value of restricted stock awards based upon the market price of the underlying common stock on the date of grant. The weighted average grant date fair value of restricted stock units granted during the years ended December 31, 2023 and 2022 was $1.95 and $2.40, respectively.

See accompanying report of independent registered public accounting firm.

29

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

The fair value of restricted stock awards that vested during the years ended December 31, 2023 and 2022 was $0.5 million and $0.6 million, respectively.

As of December 31, 2023, the total unrecognized compensation cost related to non-vested restricted stock awards was approximately $0.6 million, which is expected to be recognized over a weighted average period of 1.8 years.

14. Compensation and Benefit Plans

Retirement Plan

The Company sponsors a defined contribution 401(k) plan (the “Plan”) for all eligible employees. Pursuant to the provisions of the Plan, employees may defer up to 100% of their compensation. The Company will match 50% of the amount deferred up to 6% of their compensation. The contributions made to the Plan by the Company were approximately $0.2 million for each of the years ended December 31, 2023 and 2022.

15. Leases

The Company and its subsidiaries lease plant and office facilities and equipment under operating and finance leases expiring through 2027. The Company determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Right-of-use assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. Certain of the leases contain extension options; however, the Company has not included such options as part of its right-of-use assets and lease liabilities because it is not “reasonably certain” to extend the leases. The Company measures and records a right-of-use asset and lease liability based on the discount rate implicit in the lease, if known. In cases where the discount rate implicit in the lease is not known, the Company measures the right-of-use assets and lease liabilities using a discount rate equal to the Company’s estimated incremental borrowing rate for loans with similar collateral and duration.

The Company elected to not apply the recognition requirements of Accounting Standards Codification Topic 842, “Leases,” to leases of all classes of underlying assets that, at the commencement date, have a lease term of 12 months or less and do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. Instead, lease payments for such short-term leases are recognized in operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company elected, as a lessee, for all classes of underlying assets, to not separate nonlease components from lease components and instead to account for each separate lease component and the nonlease components associated with that lease component as a single lease component.

The following tables present the Company’s lease costs and other lease information (dollars in thousands):

Lease cost	Year Ended
	December 31, 2023	December 31, 2022
Finance lease cost:
Amortization of right-of-use assets	$183	$37
Interest on lease liabilities	94	12
Operating lease cost	161	243
Short-term lease cost	60	53
Sublease income	-	(32)
Net lease cost	$498	$313

See accompanying report of independent registered public accounting firm.

30

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Other information	Year Ended
	December 31, 2023	December 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$94	$12
Operating cash flows from operating leases	$131	$202
Financing cash flows from finance leases	$159	$36
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$97
Right-of-use assets obtained in exchange for new finance lease liabilities	$775	$703

As of December 31, 2023
Weighted-average remaining lease term - finance leases (years)	1.4
Weighted-average remaining lease term - operating leases (years)	2.3
Weighted-average discount rate - finance leases	5.2%
Weighted-average discount rate - operating leases	5.8%

The following table presents a maturity analysis of the Company’s operating and finance lease liabilities as of December 31, 2023 (in thousands):

	Operating Leases	Finance Leases
2024	$225	$371
2025	131	619
2026	81	483
2027	14	8
2028	-	2
Thereafter	-	-
Total lease payments	451	1,483
Less: Amount representing interest	(30)	(200)
Present value of lease payments	421	1,283
Less: Current maturities	(206)	(268)
Lease obligations, net of current portion	$215	$1,015

16. Commitments, Contingencies and Concentrations

Concentrations

The Company’s top ten customers accounted for approximately 48% and 49% of 2023 and 2022 consolidated net revenues. Trade accounts receivable from these customers represented approximately 47% and 68% of net consolidated receivables at December 31, 2023 and December 31, 2022, respectively. One of the Company’s customers accounted for more than 10% of both its consolidated net revenues during 2023 and the Company’s net consolidated receivables as of December 31, 2023. None of the Company’s customers accounted for more than 10% of both its consolidated net revenues during 2022 and the Company’s net consolidated receivables as of December 31, 2022. While the Company believes its relationships with such customers are stable, most arrangements are made by purchase order and are terminable at will by either party. A significant decrease or interruption in business from the Company’s significant customers could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company could also be adversely affected by such factors as changes in foreign currency rates and weak economic and political conditions in each of the countries in which the Company sells its products.

Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of accounts receivable. The Company sells product to a large number of customers in many different geographic regions. To minimize credit risk, the Company performs ongoing credit evaluations of its customers’ financial condition.

See accompanying report of independent registered public accounting firm.

31

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

Litigation

The Company is involved, from time to time, in certain legal disputes in the ordinary course of business. No such disputes, individually or in the aggregate, are expected to have a material effect on the Company’s business or financial condition.

The Company and certain of its subsidiaries are named as defendants in personal injury lawsuits based on alleged exposure to asbestos-containing materials. A majority of the cases involve product liability claims based principally on allegations of past distribution of commercial lighting products containing wiring that may have contained asbestos. Each case names dozens of corporate defendants in addition to the Company. In the Company’s experience, a large percentage of these types of claims have never been substantiated and have been dismissed by the courts. The Company has not suffered any adverse verdict in a trial court proceeding related to asbestos claims and intends to continue to defend these lawsuits. As of December 31, 2023, the Company has a loss contingency reserve of approximately $0.3 million, of which $0.1 million represents future payments on a settled case and the remaining $0.2 million represents the Company’s estimate of its potential losses related to the settlement of open cases. When appropriate, the Company may settle additional claims in the future. The Company does not expect the resolution of these cases to have a material adverse effect on its consolidated financial condition, results of operations or cash flows.

Gain on Insurance

The Company has carried key man life insurance covering one of its employees for several years. The covered employee passed away during the third quarter of 2023. The Company completed and filed a $2.5 million claim with the insurance company in October 2023. The claim was accepted and fully paid during the fourth quarter of 2023. The gain from the key man life insurance policy was recorded within other income (expense), net on the consolidated statement of operations.

17. Business Segment Information

The Company conducts its operations primarily through its Strong Entertainment business segment which manufactures and distributes premium large format projection screens and provides technical support services and other related products and services to the cinema exhibition industry, theme parks, schools, museums and other entertainment-related markets. Strong Entertainment also distributes and supports third party products, including digital projectors, servers, library management systems, menu boards and sound systems. Strong Studios, which is part of the Strong Entertainment operating segment, develops and produces original feature films and television series. The Company’s operating segments were determined based on the manner in which management organizes segments for making operating decisions and assessing performance.

	Years Ended December 31,
	2023	2022
	(in thousands)
Net revenues
Strong Entertainment	$42,616	$38,953
Other	712	1,370
Total net revenues	43,328	40,323

Gross profit
Strong Entertainment	10,577	9,462
Other	987	1,370
Total gross profit	11,564	10,832

Operating income (loss)
Strong Entertainment	1,016	3,316
Other	(445)	(736)
Total segment operating income	571	2,580
Unallocated administrative expenses	(4,020)	(4,385)
Loss from operations	(3,449)	(1,805)
Other (loss) income, net	(3,731)	(4,724)
(Loss) income from continuing operations before income taxes and equity method holding (loss) income	$(7,180)	$(6,529)

See accompanying report of independent registered public accounting firm.

32

FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

	Years Ended December 31,
	2023	2022
	(in thousands)
Capital expenditures:
Strong Entertainment	$429	$253
Other	19	662
Total capital expenditures from continuing operations	$448	$915

Depreciation, amortization and impairment:
Strong Entertainment	$596	$697
Other	540	700
Total depreciation, amortization and impairment from continuing operations	$1,136	$1,397

(In thousands)	December 31, 2023	December 31, 2022
Identifiable assets
Strong Entertainment	$22,083	$35,392
Corporate assets	40,060	36,361
Total	$62,143	$71,753

Summary by Geographical Area

	Years December 31,
(In thousands)	2023	2022
Net revenues
United States	$36,822	$34,955
Canada	1,192	1,622
China	22	327
Mexico	145	20
Latin America	593	592
Europe	1,450	1,076
Asia (excluding China)	2,265	809
Other	839	922
Total	$43,328	$40,323

(In thousands)	December 31, 2023	December 31, 2022
Identifiable assets
United States	$33,518	$51,423
Canada	28,625	20,330
Total	$62,143	$71,753

Net revenues by business segment are to unaffiliated customers. Net revenues by geographical area are based on destination of sales. Identifiable assets by geographical area are based on location of facilities.

See accompanying report of independent registered public accounting firm.

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FG Group Holdings Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (continued)

18. Subsequent Events

Merger with FG Financial Group, Inc.

On February 29, 2024, FGF and the Company completed the previously announced merger transaction pursuant to the Plan of Merger, dated as of January 3, 2024 (the “Merger Agreement”), by and among the Company, FGF and FG Group LLC, a Nevada limited liability company and wholly owned subsidiary of FGF (the “Merger Sub”). Pursuant to the terms of the Merger Agreement and in accordance with the Nevada Revised Statutes, the Company merged with and into the Merger Sub (the “Merger”), with the Merger Sub as the surviving entity and wholly owned subsidiary of FGF. Following the Merger, FGF changed its name to Fundamental Global Inc. The Merger was unanimously approved by the independent members of the Board of Directors of each of FGF and the Company. Additionally, the Merger was approved by the majority stockholder of FGF and the shareholders of the Company. The Company also filed with the SEC a certification on Form 15 requesting the deregistration of the FGH Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s obligations under Section 13 and 15(d) of the Exchange Act.

Sale of Digital Ignition

On April 16, 2024, the Company completed the sale of the Digital Ignition building and wholly owned subsidiary for $6.5 million. The Company received approximately $1.3 million in cash, net of closing costs and repayment of debt. In connection with the sale of the land and building, the Company expects to record an non-cash impairment charge of approximately $1.4 million during the first quarter of 2024 to adjust the carrying value of the assets to the realized value less costs to sell.

Sale of Strong/MDI

On May 3, 2024, the Company entered into an acquisition agreement (the “Acquisition Agreement”) with FG Acquisition Corp., a special purpose acquisition company (“FGAC”), Strong/MDI, FGAC Investors LLC, , and CG Investments VII Inc., (together with FGAC Investors LLC, the “Sponsors”). FGAC’s currently issued and outstanding Class A restricted voting shares (the “Class A Restricted Voting Shares”) and share purchase warrants (the “Warrants”) are listed on the Toronto Stock Exchange (the “TSX”). In addition, FGAC has approximately 2.9 million Class B shares (the “Class B Shares”) issued and outstanding.

Pursuant to the Acquisition Agreement, FGAC intends to acquire, directly or indirectly, all of the outstanding shares in the capital of Strong/MDI (the “MDI Acquisition”). As a result of the MDI Acquisition, Strong/MDI will become a wholly-owned subsidiary of FGAC. The MDI Acquisition values Strong/MDI at a pre-money valuation of $30 million (as adjusted pursuant to the Acquisition Agreement, the “MDI Equity Value”).

In connection with the closing of the MDI Acquisition (the “Closing”), FGAC intends to rename itself Saltire Holdings, Ltd. (“Saltire”). It is a condition of Closing that the common shares of FGA (the “Common Shares”) be listed and the Warrants continue to be listed on the TSX.

On Closing, FGAC will satisfy the Purchase Price (as defined in the Acquisition Agreement) with: (i) cash, in an amount equal to 25% of the net proceeds of a concurrent private placement, if any (the “Cash Consideration”), (ii) the issuance to the Company of preferred shares (“Preferred Shares”) with an initial preferred share redemption amount of $9.0 million, and (iii) the issuance to the Company of that number of Common Shares equal to (a) the MDI Equity Value minus (x) the Cash Consideration and (y) the Preferred Shares, divided by (b) $10.00.

The Closing is conditional on, among other things, there being no legal impediments to Closing and all required authorizations, consents and approvals necessary to effect Closing having occurred, or being filed or obtained, as applicable, the Common Shares being conditionally listed for trading on a stock exchange, the approval of the MDI Acquisition by the holders of Class A Restricted Voting Shares at a meeting of shareholders to be held in connection with the MDI Acquisition, receipts having been obtained for both the preliminary and final prospectus and other usual and customary conditions for transactions of this nature. The obligations of the Company at Closing are also conditional on, among other usual and customary conditions for transactions of this nature, (a) the truth and accuracy of FGAC’s representations and warranties, (b) the compliance and/ or performance by FGAC of its covenants under the Acquisition Agreement, and (c) there having been no material adverse change with respect to FGAC. The Closing is also conditional on, among other usual and customary conditions for transactions of this nature, the following conditions of Closing in favor of FGAC: (a) the truth and accuracy of the Company and Strong/MDI’s representations and warranties, (b) the compliance and/or performance by the Company and MDI of their covenants under the Acquisition Agreement, (c) the completion of all required third party authorizations, consents and approvals, and (d) there having been no material adverse change with respect to Strong/MDI or its business and there being no events, facts or circumstances that shall have occurred which would result or which could reasonably be expected to result, individually or in the aggregate, in a material adverse change with respect to Strong/MDI or its business.

It is anticipated that, upon completion of the MDI Acquisition, on a non-diluted basis and assuming completion of a $10 million private placement and the issuance of 338,560 Common Shares to CG Investments VII Inc. as consideration for its deferred underwriting fee, the Company will hold an ownership interest of approximately 29.6% in Saltire.

See accompanying report of independent registered public accounting firm.

34